(RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant    /X/
Filed by a Party other than the Registrant  /  /

CHECK THE APPROPRIATE BOX:
/X/      Preliminary Proxy Statement
/ /      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
/ /      Confidential, for use of the Commission only (Rule 14a-6(e)(2))

         DODGE & COX STOCK FUND
                  (Name of Registrant as Specified In Its Charter) DODGE & COX STOCK FUND
                  (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/      No fee required.
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
         1)  Title of each class of securities to which transaction applies:
         2)  Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filling fee is calculated and state how it was determined):
         4)  Proposed maximum aggregate value of transaction:
         5)  Total fee paid:
/ /      Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.
         1)  Amount Previously paid:
         2)  Form, Schedule or Registration Statement No.:
         3)  Filing Party:
         4)  Date Filed:

                             DODGE & COX STOCK FUND
                            DODGE & COX BALANCED FUND
                             DODGE & COX INCOME FUND


                         One Sansome Street, 35th Floor
                         San Francisco, California 94104
                                 (415) 981-1710


                               November ___, 1997

Dear Shareholder:

         I am writing to inform you of the upcoming special meeting of the shareholders of your fund. At this meeting, you are being asked to vote on important proposals effecting your fund. The Board of Directors/Trustees of you fund, including myself, unanimously believes that these proposals are in the fund's and your best interest.

         I am sure that you, like most people, lead a busy life and are tempted to put this proxy aside for another day. Please don't. When shareholders do not return their proxies, additional expenses are incurred to pay for follow-up mailings and telephone calls. Please take a few minutes to review this proxy statement and sign and return all proxy cards today. If you hold shares in more than one fund, you will receive a separate proxy card for each fund you hold. Please be sure to sign and return each proxy card regardless of how many you receive.

         The Board of Directors/Trustees of your fund has unanimously approved these proposals and recommends a vote "FOR" each proposal. If you have any questions regarding the issue to be voted on or need assistance in completing your proxy card, please contact our proxy solicitation representatives at 1-800-733-8481, ext. 420.

         Thank you for your time in considering these important proposals. Thank you for investing with Dodge & Cox Funds and for your continuing support.

                                   Sincerely,



                                   Harry R. Hagey
                                   Chairman and Chief Executive Officer
                                   Dodge & Cox

                             PROXY STATEMENT SUMMARY


         The following Q&A is a brief summary of the proposals to be considered at the Meeting. The information below is qualified in its entirely by the more detailed information contained elsewhere in this proxy statement. Accordingly, please read all the enclosed proxy materials before voting.

         If you own shares of more than one Dodge & Cox Fund, you may receive additional proxy statements and voting cards in a separate mailing. It is important that you vote ALL proxy cards that you receive. Please remember to vote your shares as soon as possible.

         When will the Meeting be held? Who is eligible to vote? The meeting will be held on Wednesday, January 20, 1998, at 10:00 a.m. Pacific time at the Mandarin Oriental Hotel, Embassy Room, 222 Sansome Street, San Francisco, California. Please note that this will be a business meeting only. There will be no presentations about the Funds. The record date for the meeting is the close of business on November 24, 1997. Only shareholders who own shares at that time are entitled to vote at the meeting.

         What is being voted on at the Meeting? Your Board of Directors/Trustees is recommending that shareholders consider the following proposals:

Proposal                                                      Funds Affected
1.  To approve a reorganization of your Fund as a                   ALL
separate series of Dodge & Cox Funds, a newly formed
Delaware business trust;

2.  To approve the elimination or revision of certain               ALL
fundamental investment restrictions for each Fund;

3.  To approve an increase in authorized capital of the       Stock Fund only
Dodge & Cox Stock Fund;

4.  To approve an increase in authorized capital of the      Income Fund only
Dodge & Cox Income Fund;

5.  To ratify the selection of Price Waterhouse LLP as              ALL
independent certified public accountants; and

6.  To transact such other business that may come before            ALL
the meeting, although we are not aware of any other items to be considered.

         How do the Directors/Trustees recommend that I vote on these proposals? The Directors/Trustees unanimously recommend that you vote "FOR" each proposal.

         Why am I being asked to adopt a Plan of Reorganization of the Funds? Currently each of the Dodge & Cox Funds is organized as a separate legal entity. The Dodge & Cox Balanced Fund is organized as a California trust, and both the Dodge & Cox Income Fund and the Dodge & Cox Stock Fund are organized as
California corporations. Consequently, each Fund has a separate Board of Directors/Trustees, and each is separately registered as an investment company under the federal securities laws. Reorganization of the Funds as separate series of a Delaware business trust is expected to result in certain cost savings and administrative efficiencies for the Funds. For example, the Reorganization would result in fewer state and federal regulatory filings, and would allow shares of the Funds to be offered with a single unified prospectus and application. In addition, the Boards believe that a Delaware business trust as a form of organization offers certain structural advantages for a mutual fund over either a California trust or a California corporation. This proposal relates only to a change of the Funds' domicile, which is not expected to change any Fund operations affecting shareholders. A full discussion of the Plan of Reorganization and its anticipated benefits to the Funds begins on page __ of the full proxy statement.

         Why am I being asked approve the elimination or revision of certain fundamental investment restrictions for each Fund? Certain of the fundamental restrictions that the Funds have adopted in the past reflect regulatory, business or industry conditions, practices or requirements which at one time for a variety of reasons led to the imposition of limitations on the management of the Funds' investments. With the passage of time, the development of new practices, and changes in regulatory standards, several of these restrictions are considered by management to be unnecessary or unwarranted. Accordingly, the Boards have approved revisions to the Funds' fundamental restrictions in order to simplify, modernize and make more uniform those investment restrictions that are required to be fundamental and to eliminate those fundamental restrictions that are no longer legally required, and reclassify as non-fundamental those investment restrictions that are not required to be fundamental.

         It should be noted that the adoption of the proposed changes is not expected to materially affect the way the Funds are managed.

         While certain of the changes will apply to your Fund(s), others may not apply to your Fund(s). A full discussion of the specific changes, as well as a further discussion of the benefits of the changes, begins on page __.

         Why am I being asked to approve an increase in the authorized capital for the Stock Fund? The Stock Fund's ability to issue new shares to investors is limited by the authorized capital set forth in the Fund's charter. The purpose of the proposed amendment is to make additional shares available for issuance by the Stock Fund, without further action by shareholders, until such time as the as the Fund is reorganized in accordance with Proposal One.

         What is the "ratification" of the independent auditors? The Investment Company Act requires the Boards of Directors/Trustees of the Funds to select independent auditors for the Funds, and also requires them to submit their selection to shareholders for approval (this is called a "ratification" of the Board's approval) at certain shareholder meetings. the Boards of Directors/Trustees have selected Price Waterhouse LLP as independent auditors for the Funds for the fiscal year ending December 31, 1997. A full discussion of the proposal to ratify the selection of Price Waterhouse begins on page ___.

         When will the proposals take effect if they are approved? If approved, the reorganization described in Proposal One is expected to be completed in April, 1998. The proposed changes to the fundamental investment restrictions described in Proposal Two and the ratification of the auditors described in Proposal Four will be effective immediately upon approval. The increase of authorized capital for the Stock Fund described in Proposal Three, if approved, will be effective upon the filing of an amendment to the Stock Fund's Articles of Incorporation, which will be as soon as practicable after the Meeting.

         Who is asking for my vote? The Board of Directors/Trustees is asking you to sign and return the enclosed proxy so your votes can be cast at the Meeting. In the unlikely event the Meeting is adjourned, these proxies would also be voted at the reconvened meeting.

         How do I vote my shares? We've made it easy for you. You can vote by mail, phone, fax or in person at the annual meeting. To vote by mail, sign and send us the enclosed proxy voting card in the envelope provided. You can fax your vote by signing the proxy voting card and faxing both sides of the card to 1-800-733-1885. Shareholder Communications Corporation, our proxy solicitor, can accept your vote over the phone - simply call 1-800-733-8481, ext. 420. Or, you can vote in person at the annual meeting on January 20, 1998.

         If I send my proxy in now as requested, can I change my vote later? A proxy can be revoked at any time by writing to us, by sending us another proxy, or by attending the meeting and voting in person. Even if you plan to attend the meeting and vote in person, we ask that you return the enclosed proxy. Doing so will help us ensure that an adequate number of shares are present at the meeting.

         If you have any questions regarding the proxy statement or need assistance in voting your shares, please call Shareholder Communications Corporation at 1-800-733-8481, ext. 420.

                                DODGE & COX FUNDS
                                  Balanced Fund
                                   Income Fund
                                   Stock Fund

                         One Sansome Street, 35th Floor
                             San Francisco, CA 94104

                              --------------------


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                January 20, 1998


                              ---------------------


To the Shareholders of the above-referenced Funds:

         Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of each of the Dodge & Cox Balanced Fund, a California common law trust ("Balanced Fund"), the Dodge & Cox Income Fund, a California corporation ("Income Fund") and the Dodge & Cox Stock Fund, a California corporation ("Stock Fund") (each a "Fund" and collectively, the "Funds"), will be held at 10:00 a.m., Pacific Time, on January 20, 1998, at the Mandarin Oriental Hotel, Embassy Room, 222 Sansome Street, San Francisco, California, for the following purposes:

I. To be voted on separately by shareholders of each Fund: To vote upon the approval of an Agreement and Plan of Reorganization, in the form set forth in Appendix A to the attached Proxy Statement, for adoption by each of the Balanced Fund, the Income Fund and the Stock Fund pursuant to which each Fund would be reorganized as a separate series of Dodge & Cox Funds, a newly formed Delaware business trust, as described in the attached Proxy Statement.

II. To be voted on separately by shareholders of each relevant Fund: To vote upon the approval of the elimination or revision of certain fundamental investment restrictions for each of the Balanced Fund, the Income Fund, and the Stock Fund.

III. To be voted on only by the shareholders of the Stock Fund: To vote upon the approval of an increase in authorized capital of the Dodge & Cox Stock Fund.

IV. To be voted on only by the shareholders of the Income Fund: To vote upon the approval of an increase in authorized capital of the Dodge & Cox Income Fund.

V. To be voted on by the shareholders of each Fund: To ratify the selection of Price Waterhouse LLP as independent certified public accountants of the Fund for its fiscal year ending November 24, 1997.

VI. To transact such other business as may come properly before the Meeting and any adjournment thereof.

         Shareholders of record at the close of business on November 24, 1997 are entitled to notice of, and to vote at, the Meeting.


                              By Order of the Board of Trustees of
                              the Balanced  Fund and the Boards of
                              Directors of the Income Fund and the
                              Stock Fund,



                              ------------------------------
                              W. Timothy Ryan
                              Secretary


San Francisco, California
December __ , 1997


  PLEASE RESPOND --- YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND
   THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE
        ENCLOSED ENVELOPE SO THAT YOU WILL BE REPRESENTED AT THE MEETING.

                                DODGE & COX FUNDS
                                  Balanced Fund
                                   Income Fund
                                   Stock Fund

                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS

                                  INTRODUCTION

         The Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Boards of Directors or Trustees, as the case may be, of the Dodge & Cox Balanced Fund, a California trust ("Balanced Fund"), the Dodge and Cox Income Fund, a California corporation ("Income Fund"), and the Dodge & Cox Stock Fund, a California corporation ("Stock Fund") (each a "Fund" and collectively, the "Funds") to be held at the Mandarin Oriental Hotel, Embassy Room, 222 Sansome Street, San Francisco, California, on January 20, 1998, at 10:00 a.m., Pacific time and any adjournment thereof (collectively, the "Meeting"). The cost of the solicitation (including printing and mailing this Proxy Statement, Notice of Meeting and Proxy, as well as any supplementary solicitation) will be borne by the Funds in proportion to their respective net assets. The Notice of the Meeting, Proxy Statement and Proxy are being mailed to shareholders on or about December __, 1997.

         The presence in person or by proxy of the holders of record of a majority of the shares of each Fund entitled to vote shall constitute a quorum at the Meeting for that Fund. If, however, such quorum shall not be present or represented at the Meeting or if fewer shares are present in person or by proxy than the minimum required to take action with respect to any proposal presented at the Meeting, the holders of a majority of the shares of the Fund present in person or by proxy shall have the power to adjourn the Meeting with respect to that Fund, from time to time, without notice other than announcement at the Meeting, until the requisite number of shares shall be present at the Meeting. At any such adjourned Meeting, if the relevant quorum is subsequently constituted, any business may be transacted which might have been transacted at the Meeting as originally called.

         The Boards of Directors of the Income Fund and the Stock Fund and the Board of Trustees of the Balanced Fund (collectively the "Boards") have fixed the close of business on November 24, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. Each share is entitled to one vote. The numbers of outstanding voting shares of each Fund as of November 24, 1997, are indicated in the following table:

         Fund                                 Shares

         Balanced Fund

         Income Fund

         Stock Fund

         As of November 24, 1997, no shareholder owned more than a 5% beneficial interest in voting shares of any Fund with the exception of Charles Schwab & Co., Inc., 101 Montgomery Street, San Francisco, California 94104, owned of record _____ shares (or ___%), _____ shares (or ___%), _____ shares (or ___%) of the outstanding shares of the Stock Fund, Balanced Fund and Income Fund, respectively; Monsanto Company Savings Plan, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, owned beneficially and of record _____ shares (or ___%) of the outstanding shares of the Balanced Fund; and Donaldson Lufkin & Jenrette
- Pershing Division, P.O. Box 2052, Jersey City, New Jersey 07303, owned of record _____ shares (or ___%) of the outstanding shares of the Income Fund.

         All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or as otherwise provided therein. Accordingly, unless instructions to the contrary are marked, proxies will be voted FOR the matters specified on the proxy card. Any shareholder may revoke his or her proxy at any time prior to the exercise thereof by giving written notice to the transfer agent, Firstar Trust Company, P.O. Box 701, Milwaukee, Wisconsin, 53201-0701, or by signing another proxy of a later date or by personally casting his or her vote at the Meeting.

         The most recent annual and semi-annual reports of the Funds, including financial statements, have been mailed previously to shareholders. If you have not received these reports or would like to receive additional copies free of charge, please contact the Fund c/o Firstar Trust company at P.O. Box 701 Milwaukee, Wisconsin 53201-0701, and they will be sent promptly by first class mail.

         To obtain the necessary representation at the Meeting, supplementary solicitations may be made by mail, telephone, telegraph, facsimile, or personal contact by officers of each Fund, employees of Dodge & Cox, or its affiliates, or proxy solicitation firms. Shareholder Communications Corporation has been retained to assist with proxy solicitation activities at a cost of approximately $30,000. Shareholders' votes may be taken by telephone by representatives of Shareholder Communications Corporation, subject to procedures designed to authenticate shareholders' identities and confirm voting instructions.

Votes Required

         Reorganization of the Dodge & Cox Funds, as set forth in Proposal One, will require the affirmative vote of a majority of the outstanding voting securities of the Dodge & Cox Income Fund and the Dodge & Cox Stock Fund and the affirmative vote of two-thirds of the outstanding voting securities of the Dodge & Cox Balanced Fund. Amendment of certain of the Funds' investment restrictions as set forth in Proposal Two, will require the affirmative vote of the lesser of
(i) 67% of the shares of that Fund present at a meeting if the holders of more than 50% of the outstanding shares of that Fund are present in person or by proxy, or (ii) more than 50% of the outstanding shares of that Fund. Increasing the authorized shares of the Stock Fund and Income Fund, as set forth in Proposals Three and Four, respectively, will each require the affirmative vote of a majority of the shares of the respective Fund outstanding and entitled to vote. Ratification of the Boards' selection of independent certified accountants, as set forth in Proposal Five, will require the affirmative vote of a majority of the shares of each Fund present and voting at the Meeting.

For the purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. For this reason, abstentions and broker non-votes will have the effect of a "no" vote for the purposes of obtaining the requisite approval for Proposals One, Two and Three, and will have no effect on Proposal Four.


                                  PROPOSAL ONE

                     AGREEMENTS AND PLANS OF REORGANIZATION

         Management has proposed, and the Directors/Trustees have approved, a restructuring of the organization of the Funds. As currently structured, the Balanced Fund is organized as a California trust, and the Income Fund and the Stock Fund are organized as California corporations. Each Fund is separately advised by Dodge & Cox, investment manager to the Funds. As each Fund is a separate corporate entity, each has its own Board of Directors/Trustees and maintains separate corporate records. In addition, as each Fund is individually registered as an investment company under the federal securities laws, each must make separate regulatory filings with the Securities and Exchange Commission (the "Commission").

         Under the proposed structure, Dodge & Cox would establish a new Delaware business trust (the "Delaware Trust"), as an open-end management investment company. Each of the Balanced Fund, the Income Fund, and the Stock Fund (the "Reorganizing Funds") would be reorganized as a separate series of shares of the Delaware Trust (a "Successor Fund"). The result of the restructuring would be a single investment company (mutual fund) complex (the "Reorganization").

         Each aspect of the Reorganization has received the requisite approval (unanimously) from each Fund's Board. The Reorganization is proposed to be accomplished pursuant to an Agreement and Plan of Reorganization providing for the transfer of all of the assets of the relevant Reorganizing Fund to the corresponding Successor Fund in exchange for shares of the Successor Fund as described below, and for the assumption by the corresponding Successor Fund of all of the liabilities of the Reorganizing Fund. The completion of these transactions will result in the complete liquidation of each Reorganizing Fund. As a result of the Reorganization, shareholders of each Fund would become shareholders of their corresponding Successor Fund and have the same proportionate interest in the same portfolio of assets as prior to the Reorganization.

         The Boards believe that a Delaware business trust as a form of organization offers certain advantages for a mutual fund over either a California trust or a California corporation. These advantages include granting the Trustees greater flexibility in matters of corporate governance and organization. In the case of the Balanced Fund, a Delaware business trust also offers the advantage of a clear statutory limitation upon the liability of shareholders and Trustees. The Trustees also believe that the proposed trust instrument of the Delaware Trust (the "Delaware Trust Instrument") is clearer and more comprehensive with regard to matters affecting modern investment companies than the current organizational documents. This is particularly true with respect to the Balanced Fund, which adopted its charter in 1931. While some of these improvements could potentially be achieved by amending the existing organizational documents of the Funds, the Boards have concluded that, given the other advantages of a Delaware business trust, it is preferable to enter into the Plan of Reorganization.

         As compared with a California trust, Delaware law permits a less complicated structure and allows greater flexibility in a fund's business operations, without sacrificing the federal or state tax advantage of a mutual fund format. In addition, Delaware law contains provisions specifically designed for mutual funds, which take into account their unique structure and operations. For example, Delaware business trusts may establish multiple series of shares, each of which may invest in a separate portfolio of securities. As indicated above, Delaware business trusts also offer a greater degree of legal certainty with respect to the potential liability of investors, as well as trustees, with respect to the obligations of the trust. For a summary comparison of the California trust charter and the proposed Delaware Trust Instrument, see
"Description of Certain Provisions of the Delaware Trust Instrument" and "Certain Comparative Information about California Trusts and Delaware Business Trusts" below. For a comparison of the corporations' Articles of Incorporation and the proposed Delaware Trust Instrument, see "Description of Certain Provisions of the Delaware Trust Instrument" and "Certain Comparative Information about Delaware Business Trusts and California Corporations" below.

Terms of the Plans

         Each Reorganization is subject to a number of conditions, including the approval of the shareholders of the relevant Reorganizing Fund. Accordingly, Shareholders of each Reorganizing Fund are being asked to vote upon the approval of an Agreement and Plan of Reorganization (each a "Plan" and collectively, the "Plans") pursuant to which the Reorganization would be consummated. The following descriptions of the Plans and the features of the proposed reorganizations are qualified in their entirety by reference to the text of the Plans. A composite form Plan for Reorganization is set forth in Appendix B to this Proxy Statement.

         Each Plan provides, among other things, for the transfer of all of the assets of the Reorganizing Fund to the corresponding Successor Fund in exchange for (i) the assumption by the Successor Fund of all of the liabilities of the Reorganizing Fund and (ii) the issuance to the Reorganizing Fund of shares of beneficial interest (the "New Shares") in the Successor Fund, the number of which shall be calculated based upon the value of the net assets of the Reorganizing Fund then outstanding as of the Exchange Date (defined in each Plan to be April __, 1998, or such other date as may be agreed upon by each Successor Fund and each Reorganizing Fund). Specifically, on the Exchange Date the Successor Fund will deliver to the Reorganizing Fund a number of full New Shares having an aggregate net asset value equal to the value of the assets of the Reorganizing Fund attributable to its shares of common stock or beneficial interest, as the case may be (the "Old Shares"), transferred to the corresponding Successor Fund on the Exchange Date, less the value of the liabilities of the Reorganizing Fund attributable to the Old Shares, assumed by the Successor Fund on that date. After receipt of the New Shares, each Reorganizing Fund will cause the New Shares to be distributed to its Shareholders, in complete liquidation of the Reorganizing Fund. Each Shareholder will be entitled to receive that proportion of New Shares which the number of Old shares held by such shareholder bears to the total number of Old Shares outstanding on such date. The distribution of New Shares will be accomplished by the establishment of accounts on the share records of the corresponding Successor Fund in the names of the Reorganizing Fund shareholders, each account representing the respective number of full and fractional New Shares due to such shareholder.
Certificates with respect to New Shares will not be issued.

         The consummation of each Reorganization is subject to the conditions set forth in the relevant Plan, any of which may be waived by the party entitled to its benefits. The Plans may be terminated and the Reorganization abandoned at any time, before or after approval by the Shareholders of each Reorganizing Fund, if any condition set forth in the Plan has not been fulfilled and has not been waived by the party entitled to its benefits, by such party.

Effect of Shareholder Approval of the Reorganization

         An investment company registered under the Investment Company Act of 1940 (the "1940 Act") is required by the 1940 Act to obtain shareholder approval with regard to (i) the election of trustees or directors, and (ii) the investment advisory agreement with the company's investment adviser.

         As part of the proposal to reorganize the Funds, approval by the requisite vote of the Shareholders of the Reorganization will also constitute, for the purposes of the 1940 Act: (i) election of the nominees identified below, who currently serve as Directors/Trustees of the Funds, as Trustees of the Delaware Trust after Reorganization, and (ii) approval of the proposed
Investment Advisory Agreement between the Delaware Trust on behalf of the Successor Funds and Dodge & Cox. (See "Information Concerning the Nominees to the Board of Trustees of the Trust" and "Information Concerning the Investment Advisor After the Reorganization".)

         Assuming Shareholder approval of the Reorganization, each Reorganizing Fund, as the sole shareholders of the corresponding Successor Fund prior to the Reorganization, will effect these actions by voting its respective shares in each Successor Fund "FOR" the matters specified above on behalf of its Shareholders prior to the Reorganization. The Delaware Trust will then consider the requirements of the 1940 Act referred to above to have been satisfied.

Description of New Shares

         Shares will be issued to each Reorganizing Fund's Shareholders in accordance with the relevant Plan as discussed above. The shares will be authorized for issuance in series by the Board of Trustees of the Trust in accordance with the Trust's Trust Instrument and Delaware business trust law. The Successor Funds will have substantially identical purchase, redemption and exchange procedures as are currently in effect for the Reorganizing Funds, as described in each Fund's current prospectus and statement of additional information.

Investment Policies and Investment Restrictions

         If the new investment policies and restrictions for the Funds as set forth in Proposal Two are approved by the Shareholders, the investment policies and restrictions of the Funds following the Reorganization will be policies and restrictions of the Reorganizing Funds as amended by the provisions set forth in Proposal Two. For each Fund for which the investment policies and restrictions set forth in Proposal Two are not approved, if any, the investment policies and restrictions of that Fund after the Reorganization will be the investment policies and restrictions of that Reorganizing Fund immediately prior to the Reorganization.

Fee Structure and Expenses

         The fees and expenses to which each Successor Fund will be subject subsequent to the Reorganization will be identical to those currently in effect for each Reorganizing Fund.

Expenses of the Reorganization

         Each Reorganizing Fund will bear its own expenses associated with the transactions contemplated by the Plans of Reorganization, including expenses associated with the solicitation of proxies. In the event that the Reorganization is completed, such expenses will be assumed by each Successor Fund. It is currently estimated that the aggregate expenses of the Reorganization will be approximately $ ______________ , which amount will be allocated ratably among the Funds.

Federal Income Tax Consequences

         As a condition to each Reorganizing Fund's obligation to consummate its Reorganization, the Fund will receive an opinion from Dechert Price and Rhoads, counsel to the Funds, to the effect that, on the basis of the existing provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), current administrative rules and court decisions, for federal income tax purposes: (i) under section 361 of the Code, no gain or loss will be recognized by the Reorganizing Funds as a result of the Reorganization; (ii) under section 354 of the Code, no gain or loss will be recognized by the shareholders of the Reorganizing Funds on the distribution of New Shares to them in exchange for their shares of the Reorganizing Funds; (iii) under Section 358 of the Code, the tax basis of the New Shares that each Reorganizing Fund's shareholders receive in place of their Reorganizing Fund's shares will be the same as the basis of the Reorganizing Fund's shares; (iv) under Section 1223(1) of the Code, a shareholder's holding period for the New Shares received pursuant to the Plan will be determined by including the holding period for each Reorganizing Fund's shares exchanged for the New Shares, provided that the shareholder held the Reorganizing Fund shares as a capital asset; (v) under Section 1032 of the Code, no gain or loss will be recognized by a Reorganizing Fund upon receipt of the investments transferred to the corresponding Successor Fund pursuant to the Plan in exchange for the New Shares, (vi) under Section 362 of the Code, the basis to a Successor Fund of the investments will be the same as the basis of the investments in the hands of the corresponding Reorganizing Fund immediately prior to such exchange; and (vii) under section 1223(2) of the Code, a Successor Fund's holding periods with respect to the investments in its portfolio will include the respective periods for which the investments were held by the corresponding Reorganizing Fund. The opinion will be based on certain factual certifications made by officers of the Reorganizing Funds and certain customary assumptions.

Basis for the Boards' Recommendations

         The Boards of the Reorganizing Funds, including a majority of those Directors/Trustees who are not "interested persons" of the Reorganizing Funds, as defined in the 1940 Act (the "Independent Directors/Trustees"), unanimously approved the Reorganizations at a meeting held on November 3, 1997.

         In approving the Reorganizations, the Directors/Trustees of the Funds determined that each proposed Reorganization would be in the best interests of the relevant Reorganizing Fund, and that the interests of the Shareholders would not be diluted as a result of effecting the Reorganization. The Boards considered various factors in recommending that Shareholders approve the Reorganizations, including those set forth below.

         The Directors/Trustees considered that the Reorganization would likely result in administrative cost savings to each Reorganizing Fund. As currently structured, each Reorganizing Fund maintains a separate corporate identity, which requires each Reorganizing Fund to make separate regulatory filings and maintain separate corporate/trust records. In addition, each Reorganizing Fund has a separate Board of Directors/Trustees, and each is registered as a separate entity with the Securities and Exchange Commission (the "Commission"). After the proposed Reorganization, each Reorganizing Fund would be a separate series of a Delaware business trust. The new structure would be registered with the
Commission as a single trust entity with three separate series. The Directors/Trustees also considered the fact that the Delaware business trust format provides greater efficiency as well as flexibility with regard to various matters of corporate governance than either of the forms of organization of the Reorganizing Funds. It was also noted that, while business trusts generally have the administrative efficiency of unlimited authorized capital, those organized in Delaware also have the benefit of a statutory limitation on shareholder and trustee liability with regard to the trust's obligations. The Directors/Trustees determined that the interests of the Reorganizing Funds and their shareholders were best served by adopting the more efficient and flexible structure of the Delaware business trust.

         The Boards also considered that the investment objective, policies and restrictions of each Reorganizing Fund are substantially identical to those of the corresponding Successor Fund and that each Successor Fund would be managed by the same personnel and in accordance with the same investment strategies and techniques utilized in the management of the corresponding Reorganizing Fund immediately prior to the Reorganization (subject to any change that may be approved at the Meeting under Proposal Two). For these reasons, the Boards believe that an investment in shares of the Successor Fund will provide Shareholders with an investment opportunity substantially identical to that afforded by the corresponding Reorganizing Fund immediately prior to the Reorganization.

Continuation of Shareholder Accounts and Plans

         The Delaware Trust's transfer agent will establish accounts for all current Fund Shareholders containing the appropriate number of Successor Fund shares to be received by that Shareholder in accordance with the terms and provisions of the Plan of Reorganization. These accounts will be identical in all material respects to the accounts currently maintained by each Reorganizing Fund on behalf of its Shareholders.

Description of Certain Provisions of the Delaware Trust Instrument

         The following is a summary of certain provisions of the proposed Delaware Trust Instrument for the Delaware Trust.

Series and Classes

         The  Delaware  Trust  Instrument  permits the  Delaware  Trust to issue series of its shares which represent interests in separate portfolios of investments, including the Successor Funds. The Delaware Trust is also authorized to issue multiple classes of shares with respect to each such series. No series is entitled to share in the assets of any other series or is liable for the expenses or liabilities of any other series. The Trustees are authorized to divide each series of shares into separate classes, which represent a pro rata interest in the same series and are entitled to the same rights, except as provided by the Trustees. The Successor Funds would initially have the same classes of shares, which would be entitled to the same rights, as the respective classes of the Reorganizing Funds. The Trustees of the Delaware Trust are able to authorize the issuance of additional series or classes of shares without prior Shareholder approval. The California Declaration of Trust and the Corporations' Articles of Incorporation, however, do not specifically provide for the issuance of separate series or classes of shares.

Shareholder Meetings and Voting Rights

         The Delaware Trust is not required to hold annual meetings of shareholders and it is not expected to hold such meetings. In the event that a meeting of shareholders is held, each share of the Delaware Trust will be entitled to one vote for each share. However, to the extent required by the 1940 Act or otherwise as determined by the Trustees, series and classes of the Delaware Trust will vote separately. Shareholders of the Delaware Trust do not have cumulative voting rights in the election of Trustees. Meetings of Shareholders of the Delaware Trust, or any series or class thereof, may be called, from time to time, by the Trustees. The Shareholders of the Delaware Trust will have voting rights only with respect to the limited number of matters specified in the Delaware Trust Instrument and such other matters as the Trustees may determine or as may be required by law.

         The voting provisions of the Delaware Trust Instrument differ from the charter documents of the Funds in several important respects. The Delaware Trust Instrument does not provide for cumulative voting for the election of Trustees. The Articles of Incorporation of both the Income Fund and the Stock Fund currently provide for the election of Directors by cumulative voting. Also, a greater number of matters require approval by the shareholders of the Reorganizing Funds. In the case of the Income and Stock Funds, whether a matter requires shareholder approval is an issue of California corporate law, and those Funds' Articles of Incorporation cannot be amended without Shareholder approval.

Indemnification

         The Delaware Trust Instrument provides for indemnification of Trustees, officers and agents of the Delaware Trust unless the recipient is adjudicated
(i) to be liable by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office or (ii) not to have acted in good faith in the reasonable belief that such person's actions were in the best interest of the Delaware Trust.

         The Delaware Trust Instrument provides that, if any shareholder or former shareholder of any series is held personally liable solely by reason of being or having been a shareholder and not because of the shareholder's act or omission or for some other reason, the shareholder or former shareholder (or heirs, executors, administrators, legal representatives or general successors) will be entitled, out of the assets belonging to the applicable series, to be held harmless from and indemnified against all loss and expense arising from such liability. The Delaware Trust, acting on behalf of any affected series, must, upon request by such shareholder, assume the defense of any claim made against such shareholder for any act or obligation of the series and satisfy any judgment thereon from the assets of the series.

Termination

         The Delaware Trust Instrument permits the termination of the Delaware Trust or of any series or class of the Delaware Trust: (i) by a majority of the affected shareholders at a meeting of shareholders of the Delaware Trust, series or class; or (ii) by a majority of the Trustees without shareholder approval if the Trustees determine that such action is in the best interest of the Delaware Trust or its shareholders. The factors and events that the Trustees may take into account in making such determination include: (i) the inability of the Delaware Trust or any series or class to maintain its assets at an appropriate size; (ii) changes in laws or regulations governing the Trust, series or class or affecting assets of the type in which it invests; or (iii) economic developments or trends having a significant adverse impact on their business or operations. The winding up of the Income Fund or the Stock Fund would be governed by California corporate law but generally would require shareholder approval. The California Declaration of Trust of the Balanced Fund permits the Trustees to terminate that Trust (a) upon a majority vote of the Trustees to terminate the Trust; or (b) the written request to terminate the Trust by the holders of two-thirds of the beneficial shares outstanding as of the date of the request.

Merger, Consolidation, Sale of Assets, etc.

         The Delaware Trust Instrument authorizes the Trustees, without shareholder approval, to cause the Delaware Trust, or any series thereof, to merge or consolidate with any corporation, association, trust or other organization or sell or exchange all or substantially all of the property belonging to the Delaware Trust or any series thereof. Such reorganization of any of the Funds, as currently structured, would require shareholder approval.

Amendments

         The Delaware Trust Instrument permits the Trustees to amend the Delaware Trust Instrument without a shareholder vote. However, shareholders of the Delaware Trust have the right to vote on any amendment that: (i) would affect the voting rights of shareholders, (ii) is required by law to be approved by shareholders; (iii) would amend the voting provisions of the Delaware Trust Instrument; or (iv) the Trustees determine to submit to shareholders. Amendments to the Articles of Incorporation for both the Income Fund and the Stock Fund currently require shareholder approval. Shareholders of the Balanced Fund are required to approve amendments to the California Declaration of Trust, except certain amendments, including any amendment that the Trustees determine to be necessary or desirable which does not adversely affect the rights of shareholders.

            CERTAIN COMPARATIVE INFORMATION ABOUT CALIFORNIA BUSINESS
                      TRUSTS AND DELAWARE BUSINESS TRUSTS

Shareholder Liability

         Generally, Delaware business trust shareholders are not personally liable for obligations of the Delaware business trust under Delaware law. The Delaware Act entitles a shareholder of a Delaware business trust to the same limitation of liability as is available to shareholders of private for-profit corporations. However, no similar statutory or other authority limiting business trust shareholder liability exists in many other states. As a result, to the extent that a Delaware business trust or a shareholder is subject to the jurisdiction of courts in such other states, those courts may not apply Delaware law and may subject the Delaware trust shareholders to liability. To offset this risk, the Delaware Trust Instrument: (i) contains an express disclaimer of shareholder liability for acts or obligations of the Delaware Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into or executed by the Delaware Trust or its Trustees; and
(ii) provides indemnification out of the property of the Delaware Trust of any shareholder held personally liable for the obligations of the Delaware Trust. Thus, the risk of a Delaware business trust shareholder incurring financial loss beyond his or her investment because of shareholder liability is limited to circumstances in which all of the following factors are present: (1) a court refuses to apply Delaware law; (2) the liability arises under tort law or, if not, no contractual limitation of liability is in effect; and (3) the Delaware Trust itself is unable to meet its obligations. In the light of Delaware law, the nature of the Delaware Trust's business and the nature of its assets, the risk of personal liability to a Delaware Trust shareholder should be considered remote.

         Unlike Delaware, in California there is no statute relating to business trusts that entitles a shareholder of a California business trust to the same limitation of liability as is extended to a shareholder of a California corporation. Shareholders of a California trust may, therefore, under certain circumstances, be held personally liable under California law for the obligations of the California trust. The California Declaration of Trust, like the Delaware Trust Instrument, contains an express disclaimer of shareholder liability and requires that notice of such disclaimer be given in each agreement entered into or executed by the California trust or its Trustees. The California Declaration of Trust also provides for indemnification of shareholders and so the extent of potential liability should be considered to be limited to claims in excess of the trust's assets.

Liability Of Trustees

         The Delaware Trust Instrument provides that the Trustees will not be liable to any person other than the Delaware Trust or a shareholder and that a Trustee will not be liable for any act as a Trustee. However, nothing in the Delaware Trust Instrument protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Declaration of Trust for the Balanced Fund provides that its Trustees will not be liable for errors of judgment or mistakes of fact or law, subject to substantially the same provisions concerning bad faith, gross negligence and reckless disregard as those described above.

                CERTAIN COMPARATIVE INFORMATION ABOUT CALIFORNIA
                   CORPORATIONS AND DELAWARE BUSINESS TRUSTS

Shareholder Liability

         For a discussion of the potential for shareholders of a Delaware business trust to be liable for the obligations of the Trust, see the discussion above under "Certain Comparative Information About California Business Trusts and Delaware Business Trusts - Shareholder Liability." Shareholders of a California corporation currently have no personal liability for the corporation's acts or obligations, except that a shareholder may be liable to the extent that he or she knowingly receives a distribution in excess of the amount which properly could have been paid under California law.

Liability Of Trustees Or Directors

         For a discussion of the potential liability of trustees of a Delaware business trust, see the discussion above under "Certain Comparative Information About California Trusts and Delaware Business Trusts-Liability of Trustees." California corporate law provides that, in addition to any other liability imposed by law, the directors may be liable to a California corporation: (1) for voting or assenting to the declaration of any dividend or other distribution of assets to shareholders which is contrary to California law; (2) for voting or assenting to certain distributions of assets to shareholders during liquidation of the corporation; and (3) for voting or assenting to a repurchase of the shares of a California corporation in violation of California law. In the event of any litigation against the directors or officers, the corporation may indemnify the directors or officers, subject to certain limitations.

Voting Rights Of California Corporation And Delaware Trust Shareholders

         Neither California corporations which are registered as investment companies nor Delaware business trusts are required to hold annual meetings. Shareholders of a California corporation have the right to vote on certain matters, including: (i) the election or removal of directors; (ii) the approval or termination of investment advisory agreements or distribution plans; (iii) the termination, reorganization or merger of the corporation or any series; and
(iv) amendments to the Articles of Incorporation. These matters generally do not require shareholder votes under Delaware law, although the 1940 Act does provide for shareholder voting with regard to the election of Directors/Trustees and the approval of investment advisory agreements and distribution plans.

Right Of Inspection

         California law provides that persons who hold at least five percent of the shares of a California corporation, or who hold at least 1% of the outstanding shares of a California corporation and have filed Schedule 14A with the Securities and Exchange Commission, may inspect the books of account and stock ledger of the California corporation. Delaware trust shareholders have the same rights to inspect the records, accounts and books of the Delaware trust as are accorded to shareholders of a Delaware business corporation. Currently, each shareholder of a Delaware business corporation is permitted to inspect records, accounts and books of a business corporation for any legitimate business purpose.

                   CERTAIN INFORMATION CONCERNING THE NOMINEES
                 TO THE BOARD OFTRUSTEES OF THE DELAWARE TRUST

         If you vote "yes" to approve the Reorganization, your vote will also have the effect of electing nominees identified below, who currently serve as Directors/Trustees of the Funds indicated below, as Trustees of the Delaware Trust. If the Reorganization is approved, each Reorganizing Fund will vote the share of beneficial interest it holds in the Trust for the election of the nominees set forth below as Trustees. Each Trustee shall serve as such until the next election or until his or her term is terminated as provided in the Trust Instrument.

Name, Positions with the Funds, Age,           Year First
Principal Occupations During the Past Five     Became a          Approximate Number of Shares
Years and Other Directorships/Trusteeships     Director/         Beneficially Owned Directly or
                                               Trustee           Indirectly as of November 24, 1997

Katherine Herrick Drake*, Vice-President,      1993              Stock Fund          __________
Dodge & Cox; Assistant Secretary-Treasurer
and Director, Dodge & Cox Stock Fund.  Age:
43.


Dana M. Emery*, Manager-Fixed Income and       1993              Income Fund         __________
Vice-President, Dodge & Cox; Assistant
Secretary-Treasurer and Director, Dodge &
Cox Income Fund.  Age: 36.


Harry R. Hagey*, Chairman and Chief            1985              Balanced Fund       __________
Executive Officer, Dodge & Cox;                1975
Vice-President and Director, Dodge & Cox                         Stock Fund          __________
Stock Fund; Vice-President, Dodge & Cox
Income Fund; Chairman and Trustee, Dodge &
Cox Balanced Fund. Age 56.


John A. Gunn*, President, Dodge & Cox;         1985              Balanced Fund       __________
President and Director, Dodge & Cox Stock      1988
Fund; Vice-President and Director, Dodge &                       Income Fund         __________
Cox Income Fund. Age 54.


Max Guiterrez, Jr., Partner, Brobeck,          1985              Balanced Fund       __________
Phleger & Harrison, Attorneys; Director,       1988
Dodge and Cox Income Fund; Director, Dodge &   1985              Income Fund         __________
Cox Stock Fund; Trustee, Dodge & Cox
Balanced Fund.  Age 67.                                          Stock Fund          __________


Kenneth E. Olivier*, Senior Vice-President,    1992              Balanced Fund       __________
Dodge & Cox; Trustee, Dodge & Cox Balanced
Fund. Age 45.



Frank H. Roberts, Self-Employed Attorney;      1990              Balanced Fund       __________
prior to 1990, Partner in Pillsbury,           1990
Madison, & Sutro, Attorneys; Director, Dodge   1990              Income Fund         __________
& Cox Income Fund; Director, Dodge & Cox
Stock Fund; Trustee, Dodge & Cox Balanced                        Stock Fund          __________
Fund.  Age 78.


W. Timothy Ryan*, Senior Vice-President and    1988              Income Fund         __________
Secretary-Treasurer, Dodge & Cox;              1973
Secretary-Treasurer and Director, Dodge &                        Stock Fund          __________
Cox Stock Fund; Secretary-Treasurer, Dodge &
Cox Income Fund; Secretary, Dodge & Cox
Balanced Fund. Age 60.


A. Horton Shapiro*, Senior Vice-President,     1985              Balanced Fund       __________
Dodge & Cox; President & Director, Dodge &     1988
Cox Income Fund; Vice-President, Dodge & Cox                     Income Fund         __________
Stock Fund; Vice-Chairman and Trustee, Dodge
& Cox Balanced Fund.  Age 58.


John B. Taylor, Professor of Economics and     1995              Balanced Fund       __________
Director, Center for Economic policy           1995
Research, Stanford University; Director,       1995              Income Fund         __________
Dodge & Cox Income Fund; Director, Dodge &
Cox Stock Fund; Trustee, Dodge & Cox                             Stock Fund          __________
Balanced Fund. Age 51.


Will C. Wood, Principal, Kentwood              1992              Balanced Fund       __________
Associates, Financial Consultant; prior to     1992
1994, Managing Director, IDI Associates,       1992              Income Fund         __________
Financial Advisers; Director, Dodge & Cox
Income Fund; Director, Dodge & Cox Stock                         Stock Fund          __________
Fund; Trustee, Dodge & Cox Balanced Fund.
Age 58.
------------------

* "Interested person," as defined in the 1940 Act.

         Trustees and officers of the Funds affiliated with Dodge & Cox hold a controlling interest in Dodge & Cox. On November 24, 1997, the officers and Directors/Trustees of Funds as a group owned less than 1% of the outstanding shares of each of the Funds.

         There were five meetings of the Board of Directors/Trustees of each Fund in 1997. Each Fund has an Audit Committee comprised of John B. Taylor and Will C. Wood. The Audit Committee met twice during 1997. With the exception of Katherine Herrick Drake, no Director/Trustee attended fewer than 75% of the total number of Board meetings or meetings of the Audit Committee on which such Director/Trustees served. The Boards do not have a Nominating Committee or any other committees.

Compensation of Directors

         Those Directors/Trustees who are not affiliated with Dodge & Cox receive from the each respective Fund an annual fee of $1,000 and an attendance fee of $500 for each Board or Committee meeting attended. The Funds do not pay any other remuneration to its officers or trustees, and have no bonus, profit-sharing, pension or retirement plan.

         It is expected that, for the fiscal year ending December 31, 1997, the Independent Directors/Trustees will have received the following compensation from the Funds:

                                 Aggregate Compensation from
                                                                 Total
                                                                 Compensation
                            Balanced   Income       Stock        from Fund
Name of Director/Trustee    Fund       Fund         Fund         Complex

Max Guiterrez               $4,000     $4,000       $4,000       $12,000

Frank H. Roberts             4,000      4,000        4,000        12,000

John B. Taylor               5,000      5,000        5,000        15,000

William C. Wood              5,000      5,000        5,000        15,000
---------------

                  INFORMATION CONCERNING THE INVESTMENT MANAGER

         A vote to approve the proposed reorganization would also have the effect of approval of the proposed Investment Management Agreement between the Delaware Trust on behalf of each Successor Fund and Dodge & Cox. The Investment Management Agreement proposed for each Successor Fund is substantially similar to the Investment Management Agreement in place currently between Dodge & Cox and each respective Reorganizing Fund. The fees contained in the proposed Investment Management Agreement are the same as those currently in place between Dodge & Cox and each of the Funds. The proposed Investment Management Agreement differs from the current agreements in that it (i) contains an enumeration of the administrative services proposed to be performed by the Investment Manager;
(ii) clarifies that the Investment Manager is subject to a statutory standard of care in performing its duties under the agreement; (iii) contains a license for the use of the Dodge & Cox name by the Funds; and (iv) contains a clarification of the parties that will pay various expenses incurred by the Funds. A form of Investment Management Agreement is set forth as Exhibit B to this Proxy statement. Information regarding the investment manager and the investment management agreements in place currently is set forth below.

         Dodge & Cox, a California corporation, has served as investment manager to the Dodge & Cox Balanced Fund since 1931, the Dodge & Cox Income Fund since 1989, and the Dodge & Cox Stock Fund since 1965. Dodge & Cox is one of the oldest investment management firms in the United States, having acted continuously as investment managers since 1930. The Reorganizing Funds' investments are managed by Dodge & Cox's Investment Policy Committee, and Bond Strategy Committee, and no one person is primarily responsible for making investment decisions for any of the Funds. Dodge & Cox is located at One Sansome Street, 35th Floor, San Francisco, California 94104. Dodge & Cox's activities are devoted to investment research and the supervision of investment accounts for individuals and institutions.

         In exchange for the services provided under the existing Investment Management Agreements, each Reorganizing Fund pays Dodge & Cox a management fee which is payable monthly at the annual rate of 0.50% of the average daily net asset value of the Fund. With respect to the Income Fund, the fee is reduced to 0.40% where the Fund's average daily net asset value exceeds $100 million. Furthermore, the investment management agreement between Dodge & Cox and the Income Fund provides that Dodge & Cox will waive its fee for any calendar year to the extent that such fees plus all other ordinary operating expenses paid by the Income Fund exceeds 1% of the average daily net asset value of that Fund. The investment management agreement between Dodge & Cox and the Stock Fund limits expenses to .75% of the Fund's average daily net assets. Under the provisions of the Investment Management Agreements in place currently for both the Income Fund and the Stock Fund, no waiver of management fees was necessary in 1996.

         The current Investment Management Agreements were last approved by the Board of the Income Fund on September 17, 1997, and by the Boards of the Balanced Fund and the Stock Fund on December 2, 1996.

         The  directors  and  executive  officers of Dodge & Cox are as follows:
Harry R. Hagey, Chairman of the Board and Chief Executive Officer; John A. Gunn, Director and President; Allen H. Shapiro, Director and Senior Vice President; W. Timothy Ryan, Director, Senior Vice President and Secretary-Treasurer; Kenneth
E. Olivier, Director and Senior Vice President; and Thomas M. Mistele, General Counsel and Chief Compliance Officer.

   THE BOARD OF DIRECTORS OF BOTH THE INCOME FUND AND THE STOCK FUND, AND THE
                    BOARD OF TRUSTEES OF THE BALANCED FUND,
          INCLUDING THE INDEPENDENT DIRECTORS OR TRUSTEES OF EACH FUND,
                         UNANIMOUSLY RECOMMEND APPROVAL
                                OF PROPOSAL ONE.

                                  PROPOSAL TWO

                 ELIMINATION OR REVISION OF CERTAIN FUNDAMENTAL
                      INVESTMENT RESTRICTIONS OF THE FUNDS

Introduction

         Pursuant to the 1940 Act each Fund has adopted certain fundamental investment restrictions and policies ("fundamental restrictions") that are set forth in the Fund's prospectus and statement of additional information, which may be changed only with shareholder approval. Restrictions and policies that a Fund has not specifically designated as being fundamental are considered to be "non-fundamental" and may be changed by the Fund's Board without shareholder approval.

         Certain of the fundamental restrictions that the Funds have adopted in the past reflect regulatory, business or industry conditions, practices or requirements which at one time for a variety of reasons led to the imposition of limitations on the management of the Funds' investments. With the passage of time, the development of new practices, and changes in regulatory standards, several of these restrictions are considered by management to be unnecessary or unwarranted. Several restrictions were imposed by certain states in which the Funds have qualified their shares for sale but are no longer required since federal legislation has preempted the States from imposing such restrictions with the enactment of the National Securities Markets Improvement Act of 1996 (hereinafter "NSMIA"). Other fundamental restrictions reflect federal regulatory requirements which remain in effect, but which are not required to be stated as fundamental restrictions. Also, as the Funds have been created over a period of years, substantially similar fundamental restrictions have been phrased in different ways, sometimes resulting in minor differences in effect or potentially giving rise to unintended differences in interpretation.

         Accordingly, the Boards have approved revisions to the Funds' fundamental restrictions in order to simplify, modernize and make more uniform those investment restrictions that are required to be fundamental and to eliminate those fundamental restrictions that are not legally required. Certain existing fundamental restrictions that are not required to be fundamental would be re-classified as non-fundamental restrictions.

         The Boards believe that eliminating the disparities among the Funds' fundamental restrictions will enhance management's ability to manage efficiently and effectively the Funds' assets, particularly in changing regulatory and investment environments. In addition, by minimizing the number of policies that can be changed only by shareholder vote, the Boards and the Funds will have greater flexibility to modify Fund policies, as appropriate, in response to changing markets and in light of new investment opportunities and instruments. The Funds will then be able to avoid the costs and delays associated with a shareholder meeting when making changes to the non-fundamental investment policies that, at a future time, the Boards consider desirable. Although the proposed changes in investment restrictions will allow the Funds greater investment flexibility to respond to future investment opportunities, the Boards do not anticipate that the changes, individually or in the aggregate, will result at this time in a material change in the level of investment risk associated with an investment in any Fund.

         In addition, the Stock Fund and the Balanced Fund have designated as a fundamental policy the growth oriented investment approach used in the selection of equity investments for the Funds. While management does not anticipate a significant shift from this policy, it nevertheless believes that the interests of the Funds would be better served if Dodge & Cox had the flexibility to use other investment criteria in the selection of equity securities when deemed appropriate in response to market changes. The Boards of Directors/Trustees agree, and have also recommended that these policies be redesignated as non-fundamental.

         The text of each proposed change to the Funds' fundamental restrictions is set forth below. The text below also describes those non-fundamental restrictions that would be adopted by the Boards in conjunction with the elimination of the fundamental restrictions under this Proposal. Any non-fundamental restriction may be modified or eliminated by a Board at any future date without any further approval of shareholders.

         If the proposed changes are approved by shareholders of each of the respective Funds at the Meeting, each Fund's prospectus and statement of additional information will be revised, as appropriate, to reflect those changes.

A. FUNDAMENTAL RESTRICTIONS PROPOSED TO BE REVISED OR ELIMINATED IN ORDER TO INCREASE FLEXIBILITY AND CONSISTENCY AMONG THE FUNDS

Restrictions Proposed To Be Revised But Remain Fundamental

         Change #1.  Fund to which this change applies:  All Funds.

         The 1940 Act requires a Fund to have a policy with respect to the concentration of its assets in particular industries, with a Fund being generally prohibited from reserving freedom of action with respect to its ability to so concentrate its investments. "Concentration" is deemed by the Commission and its Staff to mean investment of 25% or more of a Fund's assets in the securities of issues in a particular industry. This policy has an important interpretive exception for securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, and repurchase agreements with respect thereto. The Funds' current restriction with respect to industry concentration does not make reference to this regulatory exclusion. Accordingly, it is proposed that this fundamental restriction be amended to specify that securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities (and repurchase agreements with respect thereto) are not intended to be covered by the restriction.

          Current Text

          [The Fund may not . . . ] concentrate investments of more than 25% of the value of its total assets in any one industry.

          Proposed Text

          [The Fund may not . . . ] invest in a security if, as a result of such investment, more than 25% of its total assets would be invested in the securities of issuers in any particular industry, except that the restriction does not apply to securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities (or repurchase agreements with respect thereto).

         Change #2.  Funds to which this change applies:  All Funds.

         The 1940 Act requires the Funds to have a fundamental policy regarding the underwriting of securities. The Boards propose to amend the current restrictions to make clear that the restriction is not violated if a Fund is deemed, as a technical matter, to be an underwriter by virtue of selling portfolio securities, which could arise in certain cases, such as if a Fund should sell a security it had initially purchased in a private placement.

          Current Text

          [The Fund may not . . . ] underwrite securities of other issuers.

          Proposed Text

          [The Fund may not . . .] underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended, in selling portfolio securities.

Restrictions Proposed to Be Eliminated

         Change #3.  Funds to which these changes apply:

         Restriction a:  Balanced and Income Funds only
         Restriction b:  All Funds
         Restriction c:  All Funds
         Restriction d:  Income Fund only

         The following investment restrictions are not required by the 1940 Act. They were originally adopted in response to state "blue sky" restrictions or interpretations which no longer apply to the Funds. Therefore, in order to increase the ability of fund management to effectively and efficiently manage the Funds' assets in response to market and regulatory change, it is proposed that the these investment restrictions, which are currently listed as fundamental, be eliminated.

a. [The Fund may not . . ] invest in other investment companies, except in the open market at customary brokers' commissions.

b. [The Fund may not . . . ] purchase warrants, if as a result the Fund would then have more than 5% of its net assets invested in warrants (valued at the lower of cost or market), or more than 2% of its net assets invested in warrants which are not listed on the New York or American Stock Exchanges.

c. [The Fund may not . . . ] purchase securities of any issuer if, to the knowledge of the Fund, any officer or trustee or director of the Fund or Dodge & Cox, owns more than 1/2 of 1% of the outstanding securities of such issuer, or if such officers, trustees or directors in the aggregate own more than 5% of the outstanding securities of such issuer.

d. [The Fund may not . . . ] purchase any security if as a result the Fund would then have more than 10% of its total assets invested in preferred stock or debt securities principally traded in foreign markets. The Fund may purchase Eurodollar certificates of deposit without regard to such 10% limit.

B.       FUNDAMENTAL RESTRICTIONS WHICH ARE NOT REQUIRED TO BE FUNDAMENTAL

         Change #4.  Funds to which these changes apply:  All Funds.

         One of the Funds' fundamental restrictions is not required to be fundamental, i.e., it is not required to be designated as a restriction that can be changed only with shareholder approval. It is proposed that this fundamental restriction, which is listed below, be changed from fundamental to non-fundamental and restated. This change will provide the Boards the flexibility to revise the restriction in the future should industry or regulatory conditions warrant and will enable the Funds to avoid the additional expense of a shareholder solicitation in connection with future revisions.

          Current Text

          [The Fund may not . . . ] purchase securities of another investment company ("acquired company") except in connection with a merger, consolidation, acquisition or reorganization and except as otherwise permitted by Section 12(d) of the Investment Company Act, if after such purchase more than 5% of the value of the Fund's total assets would be invested in securities issued by the acquired company, or the Fund would own more than 3% of the total outstanding voting stock of the acquired company, or more than 10% of the value of the Fund's total assets would be invested in securities of investment companies.

          Proposed Text (designated non-fundamental)

          [The Fund may not . . . ] purchase the securities of other investment companies, except as permitted by the 1940 Act.

C.       INVESTMENT POLICIES PROPOSED TO BE MADE NON-FUNDAMENTAL

         Each of the Balanced Fund and Stock Fund contains an investment policy which, although not required to be made fundamental by the 1940 Act, was designated as a fundamental policy at the Fund's inception. It is proposed, therefore, that the policies listed below be designated non-fundamental. Although management has no present intention to deviate from the stated policy, the Boards believe that they should have the flexibility to amend the policy without a shareholder vote, if appropriate in light of changing market conditions.

         Change #5.  Fund to which this change applies:  Balanced Fund.

         A substantial position will be maintained in common stocks which in the view of Dodge & Cox have a favorable outlook for long-term growth of principal and income. Prospective earnings and dividends are major considerations in these stock selections. The level of security prices and the trend of business activity are considered in determining the total investment position of the Fund in equities at any time. Individual securities are selected with an emphasis on financial strength and a sound economic background.

         Change #6.  Fund to which this change applies:  Stock Fund.

         Common stocks selected for the Fund will be predominately those which, in the view of Dodge & Cox, have a favorable outlook for long-term growth of principal and income. Prospective earnings and dividends are major considerations in these stock selections. Individual securities are selected with an emphasis on financial strength and a sound economic background.

       THE BOARD OF DIRECTORS OF BOTH THE INCOME FUND AND THE STOCK FUND,
                AND THE BOARD OF TRUSTEES OF THE BALANCED FUND,
                INCLUDING THE INDEPENDENT DIRECTORS AND TRUSTEES,
                 RESPECTIVELY, UNANIMOUSLY RECOMMEND APPROVAL OF
                                  PROPOSAL TWO.


                                 PROPOSAL THREE

                   APPROVAL OF INCREASE IN AUTHORIZED CAPITAL

         Fund to which this proposal applies:  Stock Fund.

         On November 3, 1997, the Board of Directors unanimously adopted a resolution setting forth a proposed amendment to the Stock Fund's Certificate of Incorporation. The proposed amendment would increase the number of authorized capital shares of the Stock Fund from 50 million to 200 million shares. As of November 24, 1997, ___________ shares of the Fund were issued and outstanding.

         The purpose of the proposed amendment is to make 150 million additional shares of common stock available for issuance by the Fund, without further action by its shareholders until such time as the Fund is reorganized as set forth in Proposal One, if such proposal is approved by its shareholders. The adoption of this amendment will not, by itself, cause any change in the existing capital accounts of the Fund.

               THE BOARD OF DIRECTORS OF THE STOCK FUND, INCLUDING
                     THE INDEPENDENT DIRECTORS, UNANIMOUSLY
                     RECOMMENDS APPROVAL OF PROPOSAL THREE.


                                  PROPOSAL FOUR

                   APPROVAL OF INCREASE IN AUTHORIZED CAPITAL

         Fund to which this proposal applies:  Income Fund.

         On November 3, 1997, the Board of Directors unanimously adopted a resolution setting forth a proposed amendment to the Income Fund's Certificate of Incorporation. The proposed amendment would increase the number of authorized capital shares of the Income Fund from 100 million to 200 million shares. As of November 24, 1997, ___________ shares of the Fund were issued and outstanding.

         The purpose of the proposed amendment is to make 100 million additional shares of common stock available for issuance by the Fund, without further action by its shareholders until such time as the Fund is reorganized as set forth in Proposal One, if such proposal is approved by its shareholders. The adoption of this amendment will not, by itself, cause any change in the existing capital accounts of the Fund.

              THE BOARD OF DIRECTORS OF THE INCOME FUND, INCLUDING
                     THE INDEPENDENT DIRECTORS, UNANIMOUSLY
                      RECOMMENDS APPROVAL OF PROPOSAL FOUR.


                                  PROPOSAL FIVE

                          RATIFICATION OF SELECTION OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors/Trustees of each Fund recommends that the shareholders of each Fund ratify the selection of Price Waterhouse LLP, independent certified public accountants, to audit the accounts of the Funds for the fiscal year ending December 31, 1997. Their selection was approved by the unanimous vote, cast in person, of the Directors/Trustees of each Fund, including the Directors/Trustees who are not "interested persons" of the respective Funds within the meaning of the 1940 Act, at a meeting held on March 5, 1997. Price Waterhouse LLP has audited the accounts of each Fund for its previous fiscal year and has informed the Funds that Price Waterhouse does not have any direct financial interest or any material indirect financial interest in any of the Funds. Representatives of Price Waterhouse LLP are not expected to be present at the Meeting but have been given the opportunity to make a statement if they so desire, and will be available should any matters arise requiring their presence.

       THE BOARD OF DIRECTORS OF BOTH THE INCOME FUND AND THE STOCK FUND,
                AND THE BOARD OF TRUSTEES OF THE BALANCED FUND,
          INCLUDING THE INDEPENDENT DIRECTORS OR TRUSTEES OF EACH FUND,
                         UNANIMOUSLY RECOMMEND APPROVAL
                                OF PROPOSAL FIVE.

Other Matters

         The Boards do not currently know of any matters to be presented at the Meeting other than those mentioned in this Proxy statement. If any of the persons listed above is unavailable for election as a Trustee, an event not now anticipated, or if any other matters come properly before the Meeting, the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies.

         The Funds do not hold annual or regular meetings of their shareholders. Proposals of shareholders which are intended to be presented at a future shareholders' meeting must be received by the Funds by a reasonable time prior to the Funds' solicitation of proxies relating to such future meeting. Shareholder proposals must meet certain requirements and there is no guarantee that any proposal will be presented at a shareholders' meeting.

         If the accompanying form of proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy. If no instructions are specified, however, shares will be voted for the election of Trustees and for the other proposals.

                                    By the  Order of the Board
                                    of    Trustees    of   the
                                    Balanced   Fund,  and  the
                                    Boards of Directors of the
                                    Income  Fund and the Stock
                                    Fund

                                    ------------------------------
                                    W. Timothy Ryan
                                    Secretary

PROXY CARD (FRONT)

                             DODGE & COX STOCK FUND


PROXY      Special Meeting of Shareholders - January 20, 1998         PROXY

This proxy is solicited on behalf of the Board of Directors of the Fund indicated above and relates to proposals that apply to that Fund. By signing below, I appoint as proxies John A. Gunn, A. Horton Shapiro and W. Timothy Ryan and each of them (with power of substitution) to vote for the undersigned all shares of common stock I own in the Fund. The authority I am granting applies to the above-referenced meeting and any adjournments of that meeting, with all the power I would have if personally present. The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the Fund. Receipt of the Notice of and Proxy Statement for the meeting is acknowledged.

YOUR VOTE IS IMPORTANT. Please date and sign this proxy below and return it in the enclosed envelope to: [________________]. This proxy will not be voted unless it is dated and signed exactly as instructed on this card.

                                    If  shares  are  held by an
                                    individual,  sign your name
                                    exactly  as it  appears  on
                                    this  card.  If shares  are
                                    held jointly,  either party
                                    may  sign,  but the name of
                                    the  party  signing  should
                                    conform exactly to the name
                                    shown on this proxy  cared.
                                    If  shares  are  held  by a
                                    corporation, partnership or
                                    similar  account,  the name
                                    and  the  capacity  of  the
                                    individual    signing   the
                                    proxy   card    should   be
                                    indicated  -- for  example:
                                    "ABC   Corp.,   John   Doe,
                                    Treasurer."

                                    Sign exactly as name appears on this card.

                                    -----------------------------------------

                                    -----------------------------------------

                                    Dated _______________________, 199___

PROXY CARD (BACK)

Please indicate your vote by placing and "X" in the appropriate box below. This Board of Directors recommends a vote "FOR" each proposal.

                                                                                     FOR        AGAINST       ABSTAIN
1.     Approval of the Reorganization of the Fund as a separate series of           _____       _____          _____
       the Dodge & Cox Funds, a Delaware business trust.

2.     Approval of the proposed changes to the Fund's investment                    _____       _____          _____
       restrictions.

        ____ To vote against the proposed changes to one or more of the specific fundamental investment restrictions, but to approve the others, place an "X" in the box at the left AND indicate the number(s) (as set forth in the proxy statement) of the investment restrictions you do not want to change on this line: ____________________

3.     Approval of an increase in authorized capital.                               _____       _____          _____

4.     Ratification of Price Waterhouse LLP as independent certified public         _____       _____          _____
       accountants of the Fund.



                   PLEASE SIGN AND DATE THE FRONT OF THIS CARD